Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal year 2021 results

LOS ANGELES (August 9, 2021) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported third quarter fiscal year 2021 results.

	Third Quarter Fiscal 2021				Year-to-Date Fiscal 2021
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,408	--	7	--	$9,987	--	3%	--
Net Service Revenue (NSR)[2]	--	$1,524	--	1%	--	$4,569	--	(1%)
Operating Income	$160	$179	35	14%	$459	$510	45%	11%
Segment Operating Margin[3] (NSR)	--	14.1%	--	+90 bps	--	13.4%	--	+130 bps
Net Income	$28	$108	(69%)	23%	$200	$304	17%	21%
EPS (Fully Diluted)	$0.19	$0.73	(66%)	33%	$1.32	$2.01	25%	29%
EBITDA[4]	--	$214	--	15%	--	$605	--	12%
Operating Cash Flow	$320	--	72%	--	$387	--	NM	--
Free Cash Flow[5]	--	$295	--	8%	--	$284	--	NM
Backlog	$39,687	--	(4%)	--

Third Quarter and Year-to-Date Fiscal 2021 Highlights

•	As compared to the prior year, third quarter revenue increased by 7% to $3.4 billion, operating income increased by 35% to $160 million, the operating margin increased by 100 basis points to 4.7%, net income decreased by 69% to $28 million and diluted earnings per share decreased by 66% to $0.19. Net income included $122 million of pre-tax costs related to the completed tender and final redemption of all of the Company’s senior notes due 2024.

•	Net service revenue[2] (NSR) of $1.5 billion in the third quarter increased by 1% and included a second consecutive quarter of accelerating growth in the Company’s design business to 3%; Construction Management NSR declined as expected, however Construction Management backlog increased sequentially.

•	The segment adjusted[1] operating margin[3] on NSR[2] increased by 90 basis points to 14.1% in the third quarter and set a new quarterly high, reflecting operating efficiencies, strong execution and growth of higher-margin projects, as well as increased investments in growth and innovation.
•	Adjusted[1] EBITDA[4] in the third quarter increased by 15% to $214 million and adjusted diluted earnings per share increased by 33% to a new quarterly record of $0.73; both metrics were ahead of the Company’s expectations.
•	Total wins of $3.7 billion resulted in a 1.1 book-to-burn ratio[6]; backlog in the Company’s design business increased by 8% over the prior year, including 7% contracted backlog growth, and total backlog of $39.7 billion continues to provide long-term visibility.

Fiscal 2021 Financial Guidance

•	AECOM is increasing its adjusted[1] EBITDA[4] guidance to between $810 million and $830 million and increasing its diluted adjusted[1] EPS guidance for the third consecutive quarter to between $2.75 and $2.85, which would reflect 10% and 30% growth from fiscal 2020 at the mid-point of the respective ranges.
–	This guidance incorporates the Company’s year-to-date adjusted EBITDA outperformance, as well as the benefits of already completed share repurchases and lower interest expense from the recently executed debt refinancing actions.

–	Other assumptions incorporated into guidance include:

▪	An average fully diluted share count for the full year of approximately 150 million, which only reflects repurchases completed to date.
▪	AECOM Capital earnings of between $5 million to $10 million.
•	The Company continues to expect free cash flow[5] of between $425 million and $625 million, which is consistent with the highly cash generative nature of its Professional Services business, strong year-to-date performance, and confidence in fourth quarter cash flow.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Third quarter operating cash flow was $320 million and free cash flow[5] was $295 million; fiscal year-to-date operating cash flow was $387 million and free cash flow was $284 million.
–	This performance represents the highest cash flow in the past four years for the respective periods, reflecting a focus on delivering more consistent cash flow phasing to enhance shareholder value and returns on capital.
•	The Company completed a tender and redemption of all senior notes due 2024, further strengthening its balance sheet with lower cost debt and extending the maturity profile with no material maturities until 2026.
•	Since the beginning of September 2020, the Company has executed $930 million of stock repurchases representing approximately 19 million shares, or approximately 12% of shares outstanding as compared to the beginning of the repurchase program.
•	The Company currently has $525 million of capacity remaining under its $1 billion stock repurchase authorization and remains committed to executing its capital allocation policy, which includes returning to investors substantially all available cash flow, which is after investments are made in the business, and maintaining leverage[7] below 3.0x.

“With our strong results, we have extended our track record of delivering on our financial and strategic commitments, and we are well positioned to deliver even greater growth in fiscal 2022 and beyond as a result of our Think and Act Globally strategy and strengthening trends across many of our markets,” said Troy Rudd, AECOM’s chief executive officer. “Our third quarter results were highlighted by accelerating NSR growth in our design business, a new quarterly high for margins, double-digit adjusted earnings growth and strong cash flow. As we look ahead, the pandemic continues to have varied impacts around the world. However, we are investing in the highest and most profitable growth markets and geographies that are positively inflecting, including increasing demand for ESG-related services. To reflect these strengths and our growing pipeline of opportunities, we increased our guidance for this year and our optimism has never been greater in achieving our longer-term targets, including achieving 15% segment adjusted operating margins and doubling adjusted EPS from fiscal 2020 to 2024.”

“The benefits of our Think and Act Globally strategy are apparent in our results as the organization coalesces around a set of strategic priorities that is translating to growth,” said Lara Poloni, AECOM’s president. “ESG initiatives are increasingly a core driver for our clients as they advance multi-decade sustainability initiatives. With our Sustainable Legacies strategy, we are leading alongside our clients with a commitment to advance our own industry-leading net zero and diversity commitments, including incorporating carbon reduction and ESG strategies into all our major projects through our ScopeXTM initiative.”

“Our year-to-date performance has exceeded expectations and sets the foundation for continued success,” said Gaurav Kapoor, AECOM’s chief financial officer. “We set out to improve our cash flow phasing and I am proud to see the organization respond with the best quarterly and year to date free cash flow performance in the last four years, which has allowed us to execute substantial value accretive share repurchases.”

Business Segments

Americas

Revenue in the third quarter was $2.6 billion, a 6% increase from the prior year, and net service revenue2 of $890 million decreased by 4%, which included growth in the America’s design business offset by an expected decline in the Construction Management business.

Operating income increased by 2% over the prior year to $164 million and on an adjusted basis1 operating income increased by 2% to $168 million. The adjusted operating margin on an NSR2 basis of 18.9% reflected a 100 basis point increase over the prior year and marks a record quarterly high. This performance was driven by operating efficiencies and growth of higher-margin projects across the business that have enabled both margin expansion and increased investments in growth and innovation.

International

Revenue in the third quarter was $789 million, a 10% increase from the prior year. Net service revenue2 of $633 million increased by 7%.

Operating income increased by 41% over the prior year to $45 million. On an adjusted basis1, operating income increased by 38% to $46 million. The adjusted operating margin on an NSR2 basis increased by 160 basis points over the prior year to 7.3%, which reflects a more than 500 basis point improvement since the beginning of fiscal 2019 when the Company began executing actions to deliver efficiencies including reducing its overhead structure, simplifying operations, leveraging best cost design and shared service centers, and exiting lower-returning markets and countries.

Discontinued Operations

In October 2020, the Company closed on the sale of its Power construction business and closed on the sale of the Civil construction business in January 2021. Results for discontinued operations included an approximately $16 million loss. The remaining businesses held for sale delivered underlying profitability.

Balance Sheet

As of June 30, 2021, AECOM had $1.05 billion of total cash and cash equivalents, $2.2 billion of total debt, $1.2 billion of net debt (total debt less cash and cash equivalents) and $1.14 billion in unused capacity under its revolving credit facility. Gross leverage7 was 2.5x and is consistent with the Company’s long-term objective of maintaining gross7 leverage below 3.0x.

Tax Rate

The effective tax rate was (112.6%) in the third quarter. On an adjusted basis, the effective tax rate was 28.5%. The adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income.8 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Reiterated Long-Term Financial Targets

AECOM also reiterated its long-term financial targets, which include its target to more than double both adjusted1 EPS to at least $4.30 and free cash flow5 to at least $680 million from fiscal 2020 to fiscal 2024, as well as its target to achieve a 15%+ segment3 adjusted1 operating margin and 15%+ return on invested capital (ROIC)9 by fiscal 2024.

Conference Call

AECOM is hosting a conference call tomorrow August 10th at noon Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from equipment disposals. Free cash flow in the prior year period includes the receipt of a favorable $122 million net working capital purchase price adjustment collected in May 2020 in connection with the sale of the Management Services (MS) business, which represents the recovery of an operating cash flow shortfall of the MS business prior to its sale.

6 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

7 Gross leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements.

8 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

9 Return on invested capital, or ROIC, is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of AECOM shareholder’s equity and total debt, less cash and cash equivalents.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income and adjusted tax rate to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2020	June 30, 2021	% Change	June 30, 2020	June 30, 2021	% Change
Revenue	$3,189,679	$3,408,357	6.9%	$9,671,026	$9,987,085	3.3%
Cost of revenue	3,004,600	3,206,823	6.7%	9,151,334	9,405,922	2.8%
Gross profit	185,079	201,534	8.9%	519,692	581,163	11.8%
Equity in earnings of joint ventures	8,573	8,270	(3.5)%	32,006	23,628	(26.2)%
General and administrative expenses	(54,482)	(36,340)	(33.3)%	(139,133)	(110,707)	(20.4)%
Restructuring costs	(20,300)	(12,971)	(36.1)%	(96,438)	(34,755)	(64.0)%
Income from operations	118,870	160,493	35.0%	316,127	459,329	45.3%
Other income	3,119	4,482	43.7%	9,557	11,812	23.6%
Interest expense	(34,925)	(149,038)	326.7%	(112,413)	(212,489)	89.0%
Income before income tax (benefit) expense	87,064	15,937	(81.7)%	213,271	258,652	21.3%
Income tax (benefit) expense	(7,184)	(17,938)	149.7%	30,326	42,811	41.2%
Income from continuing operations	94,248	33,875	(64.1)%	182,945	215,841	18.0%
Loss from discontinued operations	(126)	(15,502)	12203.2%	(112,695)	(119,168)	5.7%
Net income	94,122	18,373	(80.5)%	70,250	96,673	37.6%

Net income attributable to noncontrolling interests from continuing operations	(3,138)	(5,901)	88.0%	(12,428)	(16,160)	30.0%
Net income attributable to noncontrolling interests from discontinued operations	(1,645)	(941)	(42.8)%	(14,005)	(3,495)	(75.0)%
Net income attributable to noncontrolling interests	(4,783)	(6,842)	43.0%	(26,433)	(19,655)	(25.6)%

Net income attributable to AECOM from continuing operations	91,110	27,974	(69.3)%	170,517	199,681	17.1%
Net loss attributable to AECOM from discontinued operations	(1,771)	(16,443)	828.5%	(126,700)	(122,663)	(3.2)%
Net income attributable to AECOM	$89,339	$11,531	(87.1)%	$43,817	$77,018	75.8%

Net income (loss) attributable to AECOM per share:
Basic
Continuing operations	$0.57	$0.19	(66.7)%	$1.07	$1.35	26.2%
Discontinued operations	(0.01)	(0.11)	1000.0%	(0.79)	(0.83)	5.1%
Basic earnings per share	$0.56	$0.08	(85.7)%	$0.28	$0.52	85.7%

Diluted
Continuing operations	$0.56	$0.19	(66.1)%	$1.06	$1.32	24.5%
Discontinued operations	(0.01)	(0.11)	1000.0%	(0.79)	(0.81)	2.5%
Diluted earnings per share	$0.55	$0.08	(85.5)%	$0.27	$0.51	88.9%

Weighted average shares outstanding:
Basic	160,119	146,109	(8.7)%	158,667	148,434	(6.4)%
Diluted	161,835	148,859	(8.0)%	161,070	150,707	(6.4)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2020	June 30, 2021
Balance Sheet Information:
Total cash and cash equivalents	$1,708,332	$1,049,030
Accounts receivable and contract assets – net	4,532,255	4,167,663
Working capital	1,439,912	568,462
Total debt, excluding unamortized debt issuance costs	2,085,017	2,233,872
Total assets	12,998,951	11,963,091
Total AECOM stockholders’ equity	3,292,558	2,708,037

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2021
Revenue	$2,618,393	$789,338	$626	$-	$3,408,357
Cost of revenue	2,457,818	749,005	-	-	3,206,823
Gross profit	160,575	40,333	626	-	201,534
Equity in earnings of joint ventures	3,239	5,137	(106)	-	8,270
General and administrative expenses	-	-	(2,409)	(33,931)	(36,340)
Restructuring costs	-	-	-	(12,971)	(12,971)
Income (loss) from operations	$163,814	$45,470	$(1,889)	$(46,902)	$160,493

Gross profit as a % of revenue	6.1%	5.1%	-	-	5.9%

Three Months Ended June 30, 2020
Revenue	$2,471,537	$717,947	$195	$-	$3,189,679
Cost of revenue	2,316,286	688,314	-	-	3,004,600
Gross profit	155,251	29,633	195	-	185,079
Equity in earnings of joint ventures	5,553	2,688	332	-	8,573
General and administrative expenses	-	-	(1,094)	(53,388)	(54,482)
Restructuring costs	-	-	-	(20,300)	(20,300)
Income (loss) from operations	$160,804	$32,321	$(567)	$(73,688)	$118,870

Gross profit as a % of revenue	6.3%	4.1%	-	-	5.8%

Nine Months Ended June 30, 2021
Revenue	$7,644,054	$2,341,391	$1,640	$-	$9,987,085
Cost of revenue	7,186,772	2,219,150	-	-	9,405,922
Gross profit	457,282	122,241	1,640	-	581,163
Equity in earnings of joint ventures	7,624	11,148	4,856	-	23,628
General and administrative expenses	-	-	(5,770)	(104,937)	(110,707)
Restructuring costs	-	-	-	(34,755)	(34,755)
Income from operations	$464,906	$133,389	$726	$(139,692)	$459,329

Gross profit as a % of revenue	6.0%	5.2%	-	-	5.8%

Contracted backlog	$15,072,850	$4,011,633	$-	$-	$19,084,483
Awarded backlog	19,291,834	995,155	-	-	20,286,989
Unconsolidated JV backlog	315,116	-	-	-	315,116
Total backlog	$34,679,800	$5,006,788	$-	$-	$39,686,588

Nine Months Ended June 30, 2020
Revenue	$7,399,213	$2,270,577	$1,236	$-	$9,671,026
Cost of revenue	6,968,897	2,182,437	-	-	9,151,334
Gross profit	430,316	88,140	1,236	-	519,692
Equity in earnings of joint ventures	17,323	8,672	6,011	-	32,006
General and administrative expenses	-	-	(5,272)	(133,861)	(139,133)
Restructuring costs	-	-	-	(96,438)	(96,438)
Income from operations	$447,639	$96,812	$1,975	$(230,299)	$316,127

Gross profit as a % of revenue	5.8%	3.9%	-	-	5.4%

Contracted backlog	$16,067,997	$3,477,266	$-	$-	$19,545,263
Awarded backlog	20,184,074	1,061,140	-	-	21,245,214
Unconsolidated JV backlog	664,286	-	-	-	664,286
Total backlog	$36,916,357	$4,538,406	$-	$-	$41,454,763

AECOM
Regulation G Information
(in millions)
Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Nine Months Ended
	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021
Americas
Revenue	$2,471.6	$2,468.3	$2,618.5	$7,399.2	$7,644.1
Less: Pass-through revenue	1,548.6	1,544.7	1,728.0	4,637.4	4,967.0
Net service revenue	$923.0	$923.6	$890.5	$2,761.8	$2,677.1

International
Revenue	$717.9	$796.5	$789.3	$2,270.6	$2,341.4
Less: Pass-through revenue	128.4	151.8	156.4	421.2	450.8
Net service revenue	$589.5	$644.7	$632.9	$1,849.4	$1,890.6

Segment Performance (excludes ACAP)
Revenue	$3,189.5	$3,264.8	$3,407.8	$9,669.8	$9,985.5
Less: Pass-through revenue	1,677.0	1,696.5	1,884.4	5,058.6	5,417.8
Net service revenue	$1,512.5	$1,568.3	$1,523.4	$4,611.2	$4,567.7

Consolidated
Revenue	$3,189.7	$3,265.5	$3,408.4	$9,671.0	$9,987.1
Less: Pass-through revenue	1,677.0	1,696.5	1,884.4	5,058.6	5,417.8
Net service revenue	$1,512.7	$1,569.0	$1,524.0	$4,612.4	$4,569.3

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021
Short-term debt	$10.4	$4.7	$2.9
Current portion of long-term debt	14.3	42.2	52.4
Long-term debt, gross	2,071.6	2,079.7	2,178.6
Total debt excluding unamortized debt issuance costs	2,096.3	2,126.6	2,233.9
Less: Total cash and cash equivalents	1,331.3	934.9	1,049.0
Net debt	$765.0	$1,191.7	$1,184.9

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021
Net cash provided by (used in) operating activities	$186.3	$59.2	$320.3	$(319.7)	$386.6
Capital expenditures, net	(36.3)	(55.9)	(25.1)	(80.8)	(102.3)
Working capital adjustment from sale of Management Services business	122.0	-	-	122.0	-
Free cash flow	$272.0	$3.3	$295.2	$(278.5)	$284.3

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021

Reconciliation of Income from Operations to Adjusted Income from Operations

Income from operations	$118.8	$157.6	$160.5	$316.1	$459.3
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Accelerated depreciation of project management tool	11.3	-	-	22.6	-
Restructuring costs	20.3	8.8	13.0	96.4	34.8
Amortization of intangible assets	5.9	5.4	5.2	18.2	15.9
Adjusted income from operations	$156.3	$171.8	$178.7	$458.9	$510.0

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes

Income from continuing operations before tax expense	$87.0	$128.3	$16.0	$213.2	$258.7
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Accelerated depreciation of project management tool	11.3	-	-	22.6	-
Restructuring costs	20.3	8.8	13.0	96.4	34.8
Amortization of intangible assets	5.9	5.4	5.2	18.2	15.9
Prepayment premium on debt	-	-	117.5	-	117.5
Financing charges in interest expense	1.3	2.6	5.7	4.2	10.1
Adjusted income from continuing operations before tax expense	$125.8	$145.1	$157.4	$360.2	$437.0

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations

Income tax (benefit) expense for continuing operations	$(7.2)	$35.1	$(17.8)	$30.3	$42.9
Tax effect of the above adjustments*	9.9	4.6	34.5	36.5	44.6
Valuation allowances and other tax only items	31.7	0.1	26.5	30.2	29.3
Adjusted income tax expense for continuing operations	$34.4	$39.8	$43.2	$97.0	$116.8

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations

Net income attributable to noncontrolling interests from continuing operations	$(3.1)	$(4.9)	$(5.9)	$(12.4)	$(16.2)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.2)	(0.1)	(0.3)	(0.4)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(3.2)	$(5.1)	$(6.0)	$(12.7)	$(16.6)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations

Net income attributable to AECOM from continuing operations	$91.1	$88.3	$27.9	$170.5	$199.6
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Accelerated depreciation of project management tool	11.3	-	-	22.6	-
Restructuring costs	20.3	8.8	13.0	96.4	34.8
Amortization of intangible assets	5.9	5.4	5.2	18.2	15.9
Prepayment premium on debt	-	-	117.5	-	117.5
Financing charges in interest expense	1.3	2.6	5.7	4.2	10.1
Tax effect of the above adjustments*	(9.8)	(4.6)	(34.5)	(36.5)	(44.6)
Valuation allowances and other tax only items	(31.7)	(0.1)	(26.5)	(30.2)	(29.3)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.2)	(0.1)	(0.3)	(0.4)
Adjusted net income attributable to AECOM from continuing operations	$88.3	$100.2	$108.2	$250.5	$303.6

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share

Net income attributable to AECOM from continuing operations – per diluted share	$0.56	$0.59	$0.19	$1.06	$1.32
Per diluted share adjustments:
Non-core operating losses & transaction related expenses	-	-	-	0.03	-
Accelerated depreciation of project management tool	0.07	-	-	0.14	-
Restructuring costs	0.13	0.06	0.09	0.60	0.23
Amortization of intangible assets	0.04	0.04	0.03	0.11	0.11
Prepayment premium on debt	-	-	0.79	-	0.78
Financing charges in interest expense	0.01	0.02	0.04	0.03	0.07
Tax effect of the above adjustments*	(0.06)	(0.04)	(0.23)	(0.22)	(0.31)
Valuation allowances and other tax only items	(0.20)	-	(0.18)	(0.19)	(0.19)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.55	$0.67	$0.73	$1.56	$2.01

Weighted average shares outstanding – basic	160.1	147.8	146.1	158.7	148.4
Weighted average shares outstanding – diluted	161.8	149.5	148.9	161.1	150.7

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations

Net income attributable to AECOM	$91.1	$88.3	$27.9	$170.5	$199.6
Income tax (benefit) expense	(7.2)	35.1	(17.8)	30.3	42.9
Depreciation and amortization[1]	51.3	41.1	49.5	141.1	130.0
Interest income[2]	(2.6)	(1.2)	(2.2)	(9.6)	(4.7)
Interest expense	34.9	32.8	149.0	112.3	212.5
Amortized bank fees included in interest expense	(1.3)	(2.6)	(5.8)	(4.6)	(10.2)
EBITDA	$166.2	$193.5	$200.6	$440.0	$570.1
Non-core operating losses & transaction related expenses	-	-	-	5.6	-
Restructuring costs	20.3	8.8	13.0	96.5	34.8
Adjusted EBITDA	$186.5	$202.3	$213.6	$542.1	$604.9
Other income	(3.2)	(3.4)	(4.5)	(9.6)	(11.8)
Depreciation[1]	(32.8)	(33.3)	(38.6)	(95.9)	(104.3)
Interest income[2]	2.6	1.2	2.2	9.6	4.7
Noncontrolling interests in income of consolidated subsidiaries, net of tax	3.1	4.8	5.9	12.4	16.1
Amortization of intangible assets included in NCI, net of tax	0.1	0.2	0.1	0.3	0.4
Adjusted income from operations	$156.3	$171.8	$178.7	$458.9	$510.0

[1] Excludes depreciation from discontinued operations, non-core operating losses, and accelerated depreciation of project management tool; [2] Included in other income

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020	Jun 30, 2021
Reconciliation of Segment Income from Operations to Adjusted Income from Operations

Americas Segment:
Income from operations	$160.8	$154.7	$163.8	$447.6	$464.9
Amortization of intangible assets	4.5	4.4	4.3	14.0	13.0
Adjusted income from operations	$165.3	$159.1	$168.1	$461.6	$477.9

International Segment:
Income from operations	$32.3	$45.8	$45.5	$96.8	$133.4
Non-core operating losses & transaction related expenses	-	-	-	(0.1)	-
Amortization of intangible assets	1.4	1.0	0.9	4.2	2.9
Adjusted income from operations	$33.7	$46.8	$46.4	$100.9	$136.3

Segment Performance (excludes ACAP):
Income from operations	$193.1	$200.5	$209.3	$544.4	$598.3
Non-core operating losses & transaction related expenses	-	-	-	(0.1)	-
Amortization of intangible assets	5.9	5.4	5.2	18.2	15.9
Adjusted income from operations	$199.0	$205.9	$214.5	$562.5	$614.2

FY2021 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2021
GAAP EPS Guidance	$2.00 to $2.05
Adjusted EPS excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.08
Prepayment premium on redemption of unsecured notes	$0.79
Restructuring	$0.27 to $0.33
Tax effect of the above items	$(0.35) to ($0.37)
UK tax valuation benefit	$(0.17)
Adjusted EPS Guidance	$2.75 to $2.85

* Calculated based on the mid-point of AECOM’s fiscal year 2021 EPS guidance Note: Variances in tables are due to rounding.

FY2021 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
GAAP net income attributable to AECOM from continuing operations guidance*	$300 to $308
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$20
Amortization of deferred financing fees	$12
Prepayment premium on redemption of unsecured notes	$118
Restructuring	$40 to $50
Tax effect of the above items	$(52) to ($55)
UK tax valuation benefit	$(26)
Adjusted net income attributable to AECOM from continuing operations	$412 to $427
Adjusted EBITDA excludes:
Adjusted interest expense, net	$100
Depreciation	$140
Income tax expense	$157 to $163
Adjusted EBITDA Guidance	$810 to $830

* Calculated based on the mid-point of AECOM’s fiscal year 2021 EPS guidance Note: Variances in tables are due to rounding.

AECOM
Regulation G Information

FY2021 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
GAAP Interest Expense Guidance	$236
Financing charges in interest expense	$(12)
Prepayment premium on redemption of unsecured notes	$(118)
Interest income	$(6)
Adjusted Interest Expense Guidance	$100

FY2021 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
GAAP Income tax expense guidance	$79 to $82
Tax effect of adjusting items	$52 to $55
UK tax valuation allowance benefit	$26
Adjusted income tax expense guidance	$157 to $163

Note: Variances in tables are due to rounding.

FY2021 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
Operating cash flow guidance	$535 to $735
Capital expenditures, net of proceeds from equipment disposals	$(110)
Free cash flow guidance	$425 to $625